                                                                   EXHIBIT 99.2


THIS APPLICATION FORM, WHICH IS PERSONAL TO THE PERSON TO WHOM IT IS ADDRESSED AND MAY NOT BE ASSIGNED OR TRANSFERRED, SPLIT OR CONSOLIDATED (EXCEPT TO SATISFY BONA FIDE MARKET CLAIMS PURSUANT TO THE RULES OF THE LONDON STOCK EXCHANGE), IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IT IS NOT A NEGOTIABLE DOCUMENT OR DOCUMENT OF TITLE AND CANNOT BE TRADED.
If you are in any doubt about the action you should take, please consult an independent financial adviser authorised under the Financial Services Act 1986 immediately. Information on Telewest Communications plc and full details of the Pre-emptive Issue are set out in the accompanying Pre-emptive Issue Circular to Telewest shareholders and the Disclosure Document dated 29 June 1998 which should be read carefully before any action is taken. Unless the context requires, expressions defined in the Pre-emptive Issue Circular or the Disclosure Document bear the same meanings in this Application Form.
ACTION TO BE TAKEN: If you wish to apply for new Telewest shares, you must complete Boxes D and E, sign below, date and return this Application Form together with a cheque or banker's draft made payable to "Lloyds Bank plc A/C Telewest Communications plc" and crossed "A/C payee only" for the sum inserted in Box E. If you do not wish to apply for new Telewest shares you should take no further action.
Queries relating to this Application Form should be referred to Lloyds Bank, Registrars, The Causeway, Worthing, West Sussex BN99 6DA.

                                APPLICATION FORM
                          TELEWEST COMMUNICATIONS plc
       (Incorporated in England and Wales with registered number 2983307)

Pre-emptive Issue by way of Open Offer of 260,665,436 new Telewest shares at
92.5 pence each payable in full on application, not later than 3.00 pm on 13 August 1998 (or such later time and/or date to which Telewest may extend such time and/or date)


--------------------------------------------------------------------------------
                        TO BE COMPLETED BY THE APPLICANT
--------------------------------------------------------------------------------
           Box D                                          Box E
--------------------------------------------------------------------------------
* Number of new Telewest shares for            Amount enclosed at 92.5 pence
  which application is made                  per new Telewest share applied for
--------------------------------------------------------------------------------
                                              Pounds
--------------------------------------------------------------------------------
* Application may be made for any number of new Telewest shares up to and including your maximum entitlement set out in Box B. Any application which exceeds the number set out in Box B will be disregarded to the extent of the excess.

            ----------------------------------------------------------------------------------------------------------------
                           Box A                             Box B                                 Box C
                Registered holding of Telewest     Maximum pro rata entitlement     Amount payable at 92.5 pence per new
                 shares as at 23 June 1998           to new Telewest shares         Telewest share if you apply for the
                                                                                    maximum entitlement set out in Box B
            ----------------------------------------------------------------------------------------------------------------
ORDINARY
PREFERENCE
            ----------------------------------------------------------------------------------------------------------------



This Application Form is not a document of title. This Application Form must only be used if you wish to apply for new Telewest shares under the Pre-emptive Issue. The attention of overseas shareholders is drawn to the declaration on page 2 of this Application Form and the restriction on applications by such shareholders as set out in the Pre-emptive Issue Circular and in this Application Form. Application has been made to the London Stock Exchange for the new Telewest shares to be admitted to the Official List.
if, prior to 30 June 1998, you have sold or otherwise transferred all or part of your registered holding of Telewest shares or Telewest Convertible Preference shares (other than "ex" the entitlement to participate in the pre-emptive issue) you are referred to the instructions for transfer, splitting and consolidation overleaf and you should complete box h on page 2 and send this form at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or the transferee or for splitting, as appropriate, as it may be that the offer of new Telewest shares is a benefit that can be claimed from you under the rules of the london stock exchange. However, this application form should not be forwarded or transmitted in or into Canada, Australia or Japan. The terms and conditions of the Pre-emptive Issue as set out in the Pre-emptive Issue Circular also apply to this Application Form. Copies of the Pre-emptive Issue Circular are available for inspection at the registered office of Telewest Communications plc and can be obtained from the registered office of
J. Henry Schroder & Co. Limited, 120 Cheapside, London EC2V 6DS.

To: The Directors of Telewest Communications plc (the "Company" or "Telewest") and to J. Henry Schroder & Co. Limited ("Schroders")

Gentlemen

1. I/We being the registered holder(s) at the close of business on the Record Date of the number of Telewest shares set out in Box A above (or the beneficial owner(s) of any of those shares by virtue of a bona fide market claim) hereby apply for the number of new Telewest shares inserted in Box D above or, if none is inserted, the number(s) stated in Box B above (subject to the further provisions set out in paragraph 3 below) and agree to accept the same on the terms and subject to the conditions set out herein and in the Pre-emptive Issue Circular and subject to the Memorandum and Articles of Association of Telewest Communications plc.
2. I/We enclose a sterling cheque or banker's draft payable to "Lloyds Bank plc A/C Telewest Communications plc" and crossed "A/C payee only" for the amount inserted in Box E above, being the amount payable in full on application for the number of new Telewest shares shown in Box D above or, if Box E is left blank or is inconsistent with the remittance, for the sum payable in full on application for such new Telewest shares at 92.5 pence per share as are applied for, or deemed to be applied for in accordance with the provisions of this Application Form.
3. In consideration of your agreeing to accept this application for the number of new Telewest shares applied for or deemed to be applied for in accordance with the provisions of this Application Form, upon and subject to the terms and conditions set out herein and in the Pre-emptive Issue Circular, I/we undertake that this application shall be irrevocable and agree that the execution of this Application Form shall constitute a conditional contract between me/us and you, which shall become binding upon receipt by Lloyds Bank, Registrars of this Application Form and the accompanying payment. I/We acknowledge that you reserve the right to treat any application not complying strictly with the terms and conditions of application as nevertheless valid and, in the case of my/our failure to complete Box D (or if the number inserted in Box D is inconsistent with the remittance which accompanies this Application Form or exceeds the maximum entitlement set out in Box B), I/we agree that I/we shall be deemed to have applied for the lesser of (i) the number of new Telewest shares set out in Box B and (ii) such number of new Telewest shares at 92.5 pence per share as is covered by the remittance which accompanies this Application Form.
4. I/We request and authorise the Company or its agents to send to me/us a definitive certificate in respect of the new Telewest shares for which this application is accepted by post at my/our risk either to the address above or, if the name and address of my/our agent is inserted in Box F below, to my/our agent at such address, unless I/we hold my/our Telewest shares and/or Telewest Convertible Preference shares in CREST, in which case my/our CREST account (details of which are specified in Box L) should be altered accordingly to the extent my/our entitlement to the new Telewest shares arises as a result of such Telewest shares and/or Telewest Convertible Preference shares, and to procure my/our name(s) to be placed on the register of members of the Company in respect thereof.
5. I/We authorise the Company or its agents to present the enclosed cheque or banker's draft on receipt and to withhold definitive share certificates or the alteration of my/our CREST account pending clearance thereof or the alteration of my/our CREST account. In the event that any of the conditions of the Pre-emptive Issue are not fulfilled or waived by 14 August 1998 or such later date as the Company and Schroders may agree, I/we authorise you or your agent to return such application monies, without interest, to me/us by post at my/our risk either to the address above, or if the name and address of my/our agent is inserted in Box F below, to my/our agent at such address, as soon as practicable thereafter.
6. I/We acknowledge that due completion of the Application Form accompanied by a cheque or banker's draft constitutes a warranty on my/our part that the cheque or banker's draft will be honoured on first presentation and that such warranty shall constitute a term of application and that this application may be deemed invalid if such cheque or banker's draft is not so honoured. I/We acknowledge that you reserve the right to instruct Lloyds Bank, Registrars to seek special clearance of cheques to allow Telewest to obtain value for remittances at the earliest opportunity.
7. By lodging this Application Form, I/we undertake to provide such information to Lloyds Bank, Registrars as may be required under the provisions or the paragraph headed "Money Laundering Regulations" in Part I of the Pre-emptive Issue Circular. As stated in such paragraph, failure to provide the relevant information within a reasonable period of time following a request for verification of identity may result in rejection of an application in which event the monies payable on application will be returned, without interest, to the account at the drawee bank from which such monies were originally debited.
8. I/We understand that if the conditions of the Pre-emptive Issue are not satisfied on or before 14 August 1998 or such other later date as may be agreed between Telewest and Schroders, the Pre-emptive Issue will lapse and, in this event, I/we authorise Telewest or its agents to return all application monies without interest in accordance with the terms set out in the Pre-emptive Issue Circular to me/us by post at my/our risk to the address given above or to the agent whose name appears in the box below, as soon as practicable.
9. I/We represent and warrant that I/we am/are not:
(i) (a) shareholder(s) with a registered or mailing address in Australia, Canada or Japan and that I/we was/were not inside Australia, Canada or Japan at the time of my/our application herein and that I/we am/are not applying on behalf of or with a view to the reoffer, resale, transfer or delivery of new Telewest shares to or for the benefit of any person(s) resident in Australia, Canada or Japan except where proof satisfactory to Telewest has been provided to Telewest and that I/we am/are able properly to accept the invitation comprised in the Pre-emptive Issue without observance by Telewest of any requirement which it (in its absolute discretion) regards as unduly burdensome; nor
(ii) (a) person(s) otherwise prevented by legal or regulatory restrictions from applying for new Telewest shares under the Pre-emptive Issue; nor
(iii) acting on behalf of any such person(s) on a non-discretionary basis; nor
(iv) applying as nominee or agent for a person who is or may be liable to notify and account for tax under the Stamp Duty Reserve Tax Regulations 1986 at any of the increased rates referred to in section 93 (Depositary Receipts) or section 96 (Clearance Services) of the Finance Act 1986; nor
(v) in making this application relying on any information relating to Telewest other than that contained in the Pre-emptive Issue Circular, the EGM Circular and the Disclosure Document and I/we agree that no person responsible solely or jointly for the Pre-emptive Issue Circular or the EGM Circular or the Disclosure Document or any part thereof or involved in the preparation thereof shall have any liability for any such other information.
Note: If you cannot give the warranty in paragraph 9 above, you may not make this application.
10. I/We agree that, having had the opportunity to read the Pre-emptive Issue Circular, the EGM Circular and the Disclosure Document I/we shall be deemed to have had notice of all the information concerning Telewest contained therein.



                    Dated .......................................

PLEASE SIGN         First or Sole Holder
HERE                Usual Signature .............................

ALL JOINT           Joint Holders (if any)
HOLDERS             (2) Usual Signature .........................
MUST SIGN
                    (3) Usual Signature .........................

                    (4) Usual Signature .........................


--------------------------------------------------------------------------------
                                      Box F

Name and address of the person lodging this Application Form (if other than the person(s) named above) and/or to whom the definitive share certificate and, if applicable, a cheque for any returned application monies should be sent.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

INSTRUCTIONS FOR COMPLETION OF THIS FORM

1. This Application Form should be completed and posted in the accompanying reply paid envelope to Lloyds Bank, Registrars, The Causeway, Worthing, West Sussex BN99 6DA or delivered by hand only to Lloyds Bank, Registrars, Antholin House, 71 Queen Street London EC4 together with a cheque or banker's draft in respect of the number of new Telewest shares applied for, so as to arrive not later than 3.00 pm (London time) on 13 August 1998 (or such later time and date in which Telewest may extend such time and or date). If you post your application form, you must allow sufficient time for delivery. Application Forms will not be acknowledged and no receipt will be given for payment.
2. Application may be made for any number of new Telewest shares up to and including the amount set out in Box B above.
3. Cheques or banker's drafts should be made payable to "Lloyds Bank plc a/c Telewest Communications plc" and crossed "A/C payee only". Cheques and banker's drafts must be drawn in pounds sterling on an account at a branch of a bank or building society in the United Kingdom, the Channel Islands or the Isle of Man which is either a settlement member of the Cheque and Credit Clearing Company Limited or the CHAPS Clearing Company Limited or a member of either of the Committees of the Belfast or Scottish Clearing Houses or which has arranged for its cheques and banker's drafts to be cleared through the facilities provided by members of any of those companies or those committees and must bear the appropriate sort code in the top right hand corner.
4. A corporation should execute this form in accordance with sections 36 to 36C of the Companies Act 1985 under the hand of two directors or a director and the company secretary who should state their capacity. In the case of joint holders, all must sign.
5. If this Application Form is signed under a power of attorney, such power of attorney or a duly certified copy thereof must accompany this Application Form.
6. All documents or remittances sent by or to an applicant, or as he or she may direct, will be sent through the post at his or her risk.
7. This Application Form may be transferred or split, but only to satisfy bona fide market claims, and may also be consolidated. Instructions for transfer, splitting and consolidation are set out below.
8. No person receiving a copy of the Pre-emptive Issue Circular and/or this Application Form in any territory other than the United Kingdom or the United States may treat the same as constituting an invitation or offer to him or her, nor should he or she in any event use such Application Form, unless in the relevant territory such invitation could be lawfully made to him or her and this Application Form could be lawfully used without contravention of any registration or other legal or regulatory requirements. Any person outside the United Kingdom or the United States wishing to apply for new Telewest shares must satisfy himself or herself as to full observance of the laws and regulatory requirements of the relevant territory in connection therewith, including obtaining any governmental or other consents which may be required or observing any other necessary formalities and the payment of any issue, transfer or other taxes due in any such territory. Submission of this Application Form will constitute a warranty that all these conditions have been complied with.


                                Account No.                  Allocation No.

             INSTRUCTIONS FOR TRANSFER, SPLITTING AND CONSOLIDATION

1. This Application Form may be transferred or split, but only to satisfy bona fide market claims. The latest time and date for splitting is 3.00 pm on 11 August 1998 or such later time and/or date as Telewest may extend such time and/or date. If, before 30 June 1998, you have sold or transferred all or any of your registered holding of Telewest shares or Telewest Convertible Preference shares shown in Box A on page 1 you should complete the declaration in Box H on this page and pass this Application Form to the purchaser or transferee or to the stockbroker, bank or other agent who effected the sale on your behalf, for delivery to the purchaser or transferee or for splitting, as appropriate. Box G on this page must be completed and signed by the person(s) to whom the Telewest shares have been sold or transferred if he or she wishes to apply on this Application Form for new Telewest shares.

2. Split Application Forms may be obtained (but only to satisfy bona fide market claims) on surrender of this form to Lloyds Bank Registrars, Antholin House, 71 Queen Street, London EC4N 1SL, with Box H on this page duly completed, accompanied by a letter stating the number of new Telewest shares to be included in each split Application Form. The number of new Telewest shares to be applied for under each split Application Form must be stated and the aggregate must equal the number shown in Box B on page 1. Box H on each split Application Form will be marked "Declaration of Sale duly made".

3. The right to apply for new Telewest shares represented by several Application Forms may be claimed by the person(s) to whom Telewest shares have been sold or transferred as described above if Box G on this page is completed on one Application Form (the "Principal Application Form") and all the Application Forms are lodged in one batch, together with a remittance for the total number of new Telewest shares applied for. Details of each Application Form (including the Principal Application Form) should be listed in ascending serial number order in the consolidation listing form on the Principal Application Form and the serial number of the Principal Application Form should be entered in the space provided on each of the other Application Forms.

4. In the event of Boxes G and H being completed, Box I must be completed by the selling broker or other agent and Box J must be completed by the buying broker or other agent.

--------------------------------------------------------------------------------
                                     Box G

                NOT FOR THE USE BY THE PERSON(S) NAMED OVERLEAF
                -----------------------------------------------

IF ANY OF THE ORDINARY SHARES SET OUT IN BOX A OVERLEAF HAVE BEEN SOLD OR TRANSFERRED BEFORE 30 JUNE 1998 THIS BOX SHOULD BE COMPLETED BY THE PURCHASER(S) OR TRANSFEREE(S) OF SUCH SHARES AND CONSTITUTES AN APPLICATION ON THE TERMS SET OUT HEREIN AND IN THE PRE-EMPTIVE ISSUE CIRCULAR.

I/WE DECLARE THAT THE APPLICATION IS MADE BY ME/US AS A RESULT OF A BONA FIDE MARKET CLAIM AND I/WE HEREBY (A) APPLY FOR THE NUMBER OF NEW TELEWEST SHARES STATED (OR DEEMED TO BE STATED) IN BOX D OVERLEAF, ON THE TERMS AND CONDITIONS SET OUT HEREIN AND IN THE PRE-EMPTIVE ISSUE CIRCULAR AND SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF TELEWEST COMMUNICATIONS plc (B) AUTHORISE TELEWEST COMMUNICATIONS plc TO PLACE MY/OUR NAME(S) ON THE REGISTER OF MEMBERS OF TELEWEST COMMUNICATIONS plc IN RESPECT OF SUCH SHARES AND (C) REPRESENT AND WARRANT IN THE TERMS OF THE WARRANTY APPEARING OVERLEAF.

1. Forename(s) (in full) ......................................................
(State Mr., Mrs., Miss or title)

Surname .......................................................................

Address .......................................................................

 .................................... Postcode ................................

Signature ...........................  Date ...................................


2. Forename(s) (in full) ......................................................
(State Mr., Mrs., Miss or title)

Surname .......................................................................

Address .......................................................................

 .................................... Postcode ................................

Signature ...........................  Date ...................................

3. Forename(s) (in full) ......................................................
(State Mr., Mrs., Miss or title)

Surname .......................................................................

Address .......................................................................

 .................................... Postcode ................................

Signature ...........................  Date ...................................

4. Forename(s) (in full) ......................................................
(State Mr., Mrs., Miss or title)

Surname .......................................................................

Address .......................................................................

 .................................... Postcode ................................

Signature ...........................  Date ...................................
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Box H

I/We hereby declare that I/we have sold all or part of the holding of Telewest shares set out in Box A on page 1 before 30 June 1998

Signature (1)   ...............................................................

Signature (2)   ...............................................................

Signature (3)   ...............................................................

Signature (4)   ...............................................................
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Box I

        Lloyds Bank                         or deliver by hand only to:
         Registrar,                                 Lloyds Bank,
   The Causeway, Worthing                    Registrar, Antholin House,
    West Sussex BN99 6DA                          71 Queen Street
                                                     London EC4

Last time and date for splitting... 3.00 p.m. on 11 August 1998

Last time and date for
application and payment... 3.00 p.m. on 13 August 1998

Expected date for crediting CREST accounts.. 20 August 1998

Expected date for despatch of certificates ... by 27 August 1998 Note that these times and/or dates may be extended from time to time by press release issued by Telewest not later than five calendar days prior to the acceptance and payment date then in effect. Telewest intends to extend the acceptance and payment date as may be necessary to coincide with the date on which Telewest intends to declare the Offer unconditional in all respects.
--------------------------------------------------------------------------------
                                     Box J

                     Stamp of selling broker or other agent



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Box K

                     Stamp of buying broker or other agent



-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Box L
                  NOT FOR USE BY THE PERSON(S) NAMED OVERLEAF
                  -------------------------------------------

ONLY COMPLETE THIS BOX IF YOU ARE A CREST MEMBER AND YOU WISH ANY NEW TELEWEST SHARES FOR WHICH YOUR APPLICATION IS ACCEPTED TO BE CREDITED TO YOUR STOCK ACCOUNT.

In the event of the sale or transfer of any of the Telewest Shares set out in Box A overleaf where the purchaser or transferee is entitled to benefits arising under the Pre-emptive Issue, this box should be completed by the purchaser or transferee of the Telewest Shares and shall constitute an application on the terms set out herein and in the Pre-emptive Issue Circular.
-------------------------------------------------------------------------------
Name in full ..................................................................

Address in full ...............................................................
 ...............................................................................

Post Code ........................... Date ....................................

Signature .....................................................................
-------------------------------------------------------------------------------

            CREST Participant ID                     Member Account ID

 ....................................    ......................................
-------------------------------------------------------------------------------
I/We declare that the above application is made by me/us as the result of a bona fide market claim. I/We declare that I am/we are not (a) citizen(s) or (b) residents of the United States, Canada, Australia, Japan or the Republic of Ireland.

I/We hereby apply (i) for the number of new Telewest Shares stated (or deemed to be stated) in Box D overleaf, on the terms and conditions set out herein (including the undertakings, representations and warranties set out herein) and in the Pre-emptive Issue Circular, and subject to the Memorandum and Articles of Association of Telewest and (ii) authorise Telewest to credit my/our CREST Stock Account.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                          CONSOLIDATION LISTING FORM
--------------------------------------------------------------------------------
         Allocation Number                    No of new Telewest shares
-------------------------------------------------------------------------------
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
 ................................................................................
--------------------------------------------------------------------------------
 Total number of Application Forms        Total number of new Telewest shares
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
               Allocation number of Principal Application Form
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
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